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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated December 28, 2001 on page F-2 included in this Form 10-K of Evans Systems, Inc. into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-62684, 33-943372 and 333-60217).


/s/ Stephenson & Trlicek, P. C.
Wharton, Texas
December 28, 2001